Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller	Document Number 20110006693-48
Ross Miller Secretary of State	Date and Time 01/05/2011 1:43PM
State of Nevada	Entity Number E0005492011-9

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:	AMPLE-TEE
2. Resident Agent for Service of Process:	STATE AGENT AND TRANSFER – SEE ATTACHED
3. Authorized Stock:	Number of shares with par value: 75,000,000 Par Value: $.001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees:	LAWRENCE CHENARD 112 NORTH CURRY STREET CARSON CITY, NEVADA 89703-4934
5. Purpose:	The purpose of the Corporation shall be:
6. Name, Address and Signature of Incorporator:	State Agent and Transfer Syndicate, Inc. 112 North Curry Street Carson City NV 89703-4934	Signature
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
8.	State Agent and Transfer Syndicate, Inc. Authorized Signature of R.A. or On Behalf of R.A. Company	1/5/2011 Date

NUMBER OF PAGES ATTACHED 2

Articles of Incorporation

(Pursuant to nrs chapter 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and

All additional director/trustees and incorporators

ENTITY NAME:	AMPLE-TEE

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	Not Applicable

REGISTERED AGENT NAME:	STATE AGENT AND TRANSFER SYNDICATE, INC.

STREET ADDRESS:	Not Applicable

MAILING ADDRESS:	Not Applicable

ADDITIONAL	Incorporators
Name: STATE AGENT AND TRANSFER SYNDICATE, INC.
Address: 112 NORTH CURRY STREET
City: CARSON CITY
State: NV
Zip Code: 89703-4934

Addendum to the

ARTICLES OF INCORPORATION

OF

AMPLE-TEE

PARAGRAPH THREE

SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001).  Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law.  Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director.  This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

PARAGRAPH NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

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